                            HUNT MANUFACTURING CO.
                       OFFER TO PURCHASE FOR CASH UP TO
                        3,230,000 OF ITS COMMON SHARES

TO: PARTICIPANTS IN THE HUNT MANUFACTURING CO. SAVINGS PLAN

   Participants in the Hunt Manufacturing Co. Savings Plan (the "Savings Plan") who have accounts invested in the Stock Fund, which holds Common Shares of Hunt Manufacturing Co. (the "Company"), par value $.10 per share (the "Shares"), have the opportunity to determine if they wish to have The Chase Manhattan Bank, N.A., as Trustee of the Savings Plan, tender Shares allocated to their accounts pursuant to the Company's Offer to Purchase dated December 21, 1995 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"). Only Shares allocated to a participant's Savings Plan accounts as of December 15, 1995 may be tendered. The number of Shares allocated to your accounts as of December 15, 1995 is specified on the label adjacent to your required signature on the enclosed Election Form.

   Enclosed is a copy of an Election Form which, if you wish to tender Shares allocated to your Savings Plan accounts, you must fill in, sign and return promptly in accordance with the instructions on the Form. Also enclosed are the Offer to Purchase, Letter of Transmittal and other related documents. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER THE SHARES ALLOCATED TO YOUR SAVINGS PLAN ACCOUNTS.

   After you have read the enclosed documents, if you wish to tender Shares allocated to your Savings Plan accounts, you should complete the Election Form and send it to the Trustee in the enclosed envelope. YOUR ELECTION FORM MUST BE RECEIVED BY THE TRUSTEE AT ITS ADDRESS SET FORTH ON THE ELECTION FORM BY 5:00 P.M., EASTERN STANDARD TIME, ON JANUARY 22, 1996. EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE OFFER, PLEASE COMPLETE AND RETURN THE ELECTION FORM. IF YOU DO NOT RESPOND, OR IF YOUR ELECTION FORM IS NOT RECEIVED BY THE DEADLINE SPECIFIED ABOVE, SHARES ALLOCATED TO YOUR SAVINGS PLAN ACCOUNTS WILL NOT BE TENDERED. MOREOVER ONLY WHOLE SHARES MAY BE TENDERED. IF THERE ARE ANY FRACTIONAL SHARES IN YOUR ACCOUNTS, THEY MAY NOT BE TENDERED.

   In accordance with the provisions of the Savings Plan, the proceeds from the sale of any Shares allocated to your accounts will not be distributed to you. Such proceeds will be invested by the Trustee, at the named fiduciary's direction, in the Bankers Trust Capital Preservation Trust. After you have received confirmation from the Trustee or its agent of the deposit of any proceeds from the sale of Shares into the Bankers Trust Capital Preservation Trust, you may reinvest the proceeds in accordance with the Saving Plan's normal procedures for changing investment options.

   As more fully described in Section 4 of the Offer to Purchase, a tender of Shares will be deemed irrevocable unless withdrawn by the dates specified therein. To be effective, a notice of withdrawal must be in writing and must be received in a timely manner by the Trustee at the following address: The Chase Manhattan Bank, N.A., c/o Twentieth Century Services, Inc., P.O. Box 411036, Kansas City, Missouri 64141. Any notice of withdrawal must specify your name, your social security number, the full name of the Savings Plan, the number of Shares tendered and the number of Shares to be withdrawn. Upon receipt of a timely written notice of withdrawal, previous instructions to tender with respect to such Shares will be deemed cancelled and the Trustee will not tender such Shares on your behalf. If you wish to retender such withdrawn Shares, you may call Georgeson & Company, Inc. (the "Information Agent") at this special number, 1-212-440-9050, to obtain a new Election Form. Please request a Savings Plan Election Form. If you instruct the Trustee to tender a number of Shares, but less than the specified number of Shares is allocated to your Savings Plan accounts when the Company actually purchases Shares, the Trustee will consider the shortfall in the number of Shares a withdrawal.

   If fewer than 100 Shares were allocated to your Savings Plan accounts as of the close of business on December 15, 1995, then you may be entitled to tender such Shares without proration, as described in Section 2 of the Offer to Purchase. To take advantage of this preferential treatment, you must tender all the Shares allocated to your accounts and check the box in the "Odd Lots" section of the Election Form.

   If you have any questions about this information please contact the Information Agent, Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005, at the following number, 1-800-223-2064.